Exhibit 99.1

SERES THERAPEUTICS STOCKHOLDERS APPROVE SALE OF VOWST™

TO NESTLÉ HEALTH SCIENCE; SALE EXPECTED TO CLOSE ON SEPTEMBER 30

CAMBRIDGE, Mass.— September 26, 2024 — Seres Therapeutics, Inc. (Nasdaq: MCRB), (“Seres” or the “Company”), a leading live biotherapeutics company, today announced that its stockholders voted to approve the previously announced proposed sale of the Company’s VOWST business to Société des Produits Nestlé S.A. Seres will file a Current Report on Form 8-K with the SEC which details the voting results. The transaction is expected to close on September 30, 2024, subject to the satisfaction of customary closing conditions.

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a clinical-stage company focused on improving patient outcomes in medically vulnerable populations through novel live biotherapeutics. Seres led the successful development and approval of VOWST™, the first FDA-approved orally administered microbiome therapeutic, which will be sold to Nestlé Health Science in a transaction expected to be close in September 2024. The Company is developing SER-155, which has demonstrated a significant reduction in bloodstream infections and related complications (as compared to placebo) in a clinical study in patients undergoing allogeneic Hematopoietic Stem Cell Transplantation (allo-HSCT). The Company is also advancing additional cultivated oral live biotherapeutics for medically vulnerable populations, including those with chronic liver disease, cancer neutropenia, and solid organ transplants. For more information, please visit www.serestherapeutics.com.

Background on Nestlé Health Science Collaboration and VOWST

In July 2021, Seres entered a license agreement with Nestlé Health Science that granted a co-exclusive license to develop and commercialize VOWST. In April 2023, VOWST obtained FDA approval to prevent the recurrence of Clostridioides difficile infection (CDI) in adults following antibacterial treatment for recurrent CDI (rCDI), followed by commercial launch in June 2023 led by Nestlé Health Science. Under the pending agreement, Nestlé Health Science will obtain full ownership of the VOWST business. Seres will support the full transition of VOWST to Nestlé and the continuity of the supply chain through a customary transition service agreement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about the financial terms, timing and completion of the sale of the VOWST business to SPN; and other statements which are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements, including, but not limited to, the following: (1) we have incurred significant losses, are not currently profitable and may never become profitable; (2) our need for additional funding;

(3) our history of operating losses; (4) the restrictions in our debt agreement; (5) our novel approach to therapeutic intervention; (6) our reliance on third parties to conduct our clinical trials and manufacture our product candidates; (7) the competition we will face; (8) our ability to protect our intellectual property; (9) our ability to retain key personnel and to manage our growth; (10) the occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement governing the Transaction; (10) our failure to satisfy any of the conditions to the completion of the Transaction; (11) the effect of the announcement of the Transaction on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers, advertisers, partners and others with whom we do business, or on our operating results and businesses generally; (12) the risks associated with the disruption of management’s attention from ongoing business operations due to the Transaction and the obligation to provide transition services; (13) our failure to receive the installment payments or the milestone payments in the future; (14) the significant costs, fees and expenses related to the Transaction; (15) the uncertainty of impact of the 50/50 profit and loss sharing arrangement on our reported results and liquidity; (16) the risk that the Transaction will not be completed within the expected time period or at all and (17) we may not be able to realize the anticipated benefits of the Transaction. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC, on August 13, 2024, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor and Media Contacts:

IR@serestherapeutics.com

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com